UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 10, 2011
Booz Allen Hamilton Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34972	26-2634160

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 902-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders
(a) The annual meeting of stockholders was held on August 10, 2011.
(b) The stockholders elected all of the Company’s nominees for director; ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the Company’s fiscal year 2012; approved the advisory vote on the compensation of the Company’s Named Executive Officers; and approved holding future advisory votes on the compensation of the Company’s Named Executive Officers every three years. The stockholders voted on these matters as follows:
Proposal 1:	Election of Directors

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Ralph W. Shrader	109,751,805	9,185,865	9,716,433
Peter Clare	108,939,004	9,998,666	9,716,433
Philip A. Odeen	117,756,137	1,181,533	9,716,433
Proposal 2:	The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2012.

For	128,638,753
Against	6,594
Abstain	8,756
Proposal 3:	A non-binding advisory vote on the compensation program for the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement (a “say-on-pay” vote).

For	118,722,455
Against	57,993
Abstain	157,222
Broker Non-Votes	9,716,433
Proposal 4:	A non-binding advisory vote by stockholders on how frequently stockholders will be provided a “say-on-pay” vote.

1 year	9,809,580
2 years	399,368
3 years	108,516,880
Abstain	211,842
Broker Non-Votes	9,716,433

(d) A majority of the votes cast by stockholders voted, on an advisory basis, to hold future advisory votes on the compensation of the Company’s Named Executive Officers every three years as recommended by the Board of Directors. In accordance with these voting results, the Company has decided to include an advisory stockholder vote on the compensation of the Company’s Named Executive Officers in its proxy materials every three years.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2011	BOOZ ALLEN HAMILTON HOLDING CORPORATION
	By:	/s/ Robert S. Osborne
Robert S. Osborne
Executive Vice President and General Counsel